RONEL STETTNER & CO.
                                               CERTIFIED PUBLIC ACCOUNTANTS

                    TEL. (4)532291 FAX (4) 515873 ISRAEL
                    35 HAMEGINIM AVE.   P.O.B. 466
                                   HAIFA 31033














                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                       -----------------------------------------

                    As independent public accountants, we hereby consent to the incorporation by reference in of the amendment No. 2 to the registration statement on FORM S-2 (File No. 33-51023) of Ampal American Israel Corporation of our report on the financial statements of Bay Heart Limited dated February 14, 1993, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992 and to all references to our firm included in such registration statement.







                                             Truly yours,




                                             RONEL, STETTNER & CO.
                                             Certified Public Accountants
                                             (Israel)


          January 21, 1994